Pittston Burlington Group Earns
                       $.26 Per Share in the First Quarter

Richmond, VA - April 24, 1997 - The Pittston Burlington Group (NYSE-PZX), The Pittston Company's class of common stock which reflects the performance of Burlington Air Express Inc. ("Burlington"), a global freight transportation and logistics management services company, recorded net income of $5.1 million, or $.26 per share in the first quarter, a 34% increase over the $3.8 million, or $.20 per share earned in the first quarter of 1996.

Burlington's worldwide revenues totaled $371.4 million in the first quarter, a 7% increase over the $348.1 million reported in the first quarter of 1996. Burlington's operating profits were $10.8 million in the first quarter compared to $8.7 million in the prior year's quarter.

International
International revenues in the first quarter rose 7% to $233.0 million from the comparable 1996 period. Expedited freight services revenues were $180.9 million, customs clearance revenues totaled $27.6 million and other international revenues reached $24.5 million. International operating profits amounted to $6.6 million in the quarter, a 32% increase over the $5.0 million earned in the first quarter of 1996. Burlington was awarded several new contracts during the first quarter involving its global logistics services including programs with Nortel, GM/Saab, and NEC.

Burlington's Brussels, Belgium operations achieved ISO 9002 certification, bringing the global total to 149 certified locations in 17 countries. All remaining Burlington locations anticipate obtaining certification before year-end.

Domestic
In the first quarter, domestic expedited freight service revenues increased 6% to $136.7 million, reflecting higher volumes coupled with higher average yields. Domestic operating profits grew 11% to $4.1 million compared to the first quarter of 1996. First quarter domestic weight shipped per day increased by 2% over the comparable period in 1996 while average yield per pound increased 5%.

Significant service enhancements were put in place during the quarter. Two flights were added to the North American overnight system, increasing capacity by approximately 160,000 lbs. These flights, known as TexWest Direct, bypass Burlington's Toledo, Ohio hub and fly routes between Seattle, San Francisco, Los Angeles and Dallas. Customers in these western markets now enjoy later departure times, allowing processing of late orders, while also benefitting from earlier next day delivery of their inbound freight. In addition, Burlington now delivers overnight to Guadalajara, Monterrey and Chihuahua, Mexico from virtually any location in the U. S. and Canada. Direct service to Mexico City is also offered with freight available the second morning. The impact of these service adjustments and additional capacity have helped Burlington to further improve its service performance.

Burlington also introduced a new premium overnight product called "Constant Surveillance Service" (CSS). CSS was initially implemented in limited locations to handle highly sensitive U. S. Government shipments that must be constantly monitored. The CSS product is expected to expand later this year to serve more government locations.

Recently, Burlington won a three-year contract beginning in April 1997 to handle all second day air shipments for RPS, Inc., one of the nation's largest small package delivery companies. The agreement will provide RPS customers with more reliable delivery and result in a substantial increase in Burlington's second day system volume, allowing Burlington to expand its current capabilities and improve service to its own customers.

As part of its ongoing efforts to further enhance service quality and improve efficiencies, Burlington has formed a Global Innovation Team composed of senior management from various regions and assisted by two independent consulting firms. The team is reviewing Burlington's operating activities to better ensure that Burlington provides the highest possible level of customer service in a cost efficient manner. A key component of this process is a review of Burlington's current information systems and technology needs on a global basis. The innovation team is responsible for optimizing Burlington's investment in technology to assure delivery of "state of the art" information systems for both customer and operational requirements. Other cost and service improvement programs have been identified through this process and are expected to be implemented during the balance of 1997.

Financial - Consolidated
The Pittston Company reported net income of $21.3 million in the first quarter compared to $18.6 million recorded in the comparable period in 1996. Results in 1996 included a net after tax benefit of $5.1 million from three non-recurring items: a benefit from the settlement of a lawsuit, the reversal of excess restructuring liabilities and a charge related to the implementation of SFAS 121 Consolidated cash flow from operating activities amounted to $23.8 million in the first quarter. Total debt at March 31, 1997 increased to $276.5 million from $196.0 million at year-end 1996, primarily as a result of the acquisition by Brink's, Incorporated of a majority interest in its Venezuelan affiliate.

During the first quarter of 1997, the Company purchased 153,000 shares of Pittston Brink's Common Stock and 132,100 shares of Pittston Burlington Group Common Stock at a total cost of $6.5 million. The Company has the remaining authority to repurchase over time up to 1.1 million shares of Pittston Brink's Group Common Stock, 1.3 million shares of Pittston Burlington Group Common Stock, 1.0 million shares of Pittston Minerals Group Common Stock, and an additional $15 million of The Pittston Company Series C Convertible Preferred Stock.

                                   **********

Pittston Burlington Group Common Stock (NYSE-PZX), Pittston Brink's Group Common Stock (NYSE-PZB), and Pittston Minerals Group Common Stock (NYSE- PZM), represent the three classes of common stock of The Pittston Company, a diversified company with interests in global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group) and mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group). Copies of the Pittston Brink's Group and Pittston Minerals Group earnings releases are available upon request.




                            Pittston Burlington Group
                           Supplemental Financial Data
                                   (Unaudited)




                           BURLINGTON AIR EXPRESS INC.




(In thousands, except                                     Quarter Ended March 31
per pound/shipment amounts)                                   1997          1996
--------------------------------------------------------------------------------


OPERATING REVENUES Expedited freight services:
   Domestic U.S.                                         $ 136,672       128,780
   International                                           180,891       169,715
--------------------------------------------------------------------------------

Total expedited freight services                         $ 317,563       298,495
Customs clearances                                          27,637        28,414
Ocean and other (a)                                         26,209        21,186
--------------------------------------------------------------------------------

Total operating revenues                                   371,409       348,095
--------------------------------------------------------------------------------


OPERATING PROFIT
   Domestic U.S.                                         $   4,117         3,708
   International                                             6,639         4,978
--------------------------------------------------------------------------------

Total operating profit                                   $  10,756         8,686
--------------------------------------------------------------------------------


Expedited freight services shipment growth rate (b)           (1.8%)         5.5%

Expedited freight services weight growth rate (b):
   Domestic U.S.                                               0.8%          2.9%
   International                                               2.5%          9.4%
   Worldwide                                                   1.7%          6.2%
--------------------------------------------------------------------------------


Expedited freight services weight (millions of pounds)       350.5         344.7
Expedited freight services shipments (thousands)             1,275         1,298
--------------------------------------------------------------------------------


Expedited freight services average:
   Yield (revenue per pound)                             $    .906          .866
   Revenue per shipment                                  $     249           230
   Weight per shipment (pounds)                                275           266
--------------------------------------------------------------------------------


(a) Primarily includes international ocean freight revenues. Ocean and other includes domestic revenues of $1,721 and $668 for the quarter ended March 31, 1997 and 1996, respectively.

(b) Compared to the same period in the prior year.







                            Pittston Burlington Group
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




(In thousands, except                          Quarter Ended March 31
per share data)                                     1997         1996
---------------------------------------------------------------------


Operating revenues                             $ 371,409      348,095
---------------------------------------------------------------------


Operating expenses                               330,911      310,500
Selling, general and administrative expenses      32,171       30,687
---------------------------------------------------------------------

Total costs and expenses                         363,082      341,187
---------------------------------------------------------------------


Other operating income, net                          649          223
---------------------------------------------------------------------

Operating profit                                   8,976        7,131

Interest income                                      330          892
Interest expense                                    (946)      (1,052)
Other expense, net                                  (281)      (1,007)
---------------------------------------------------------------------

Income before income taxes                         8,079        5,964
Provision for income taxes                         2,991        2,203
---------------------------------------------------------------------

Net income                                     $   5,088        3,761
---------------------------------------------------------------------


Net income per common share                    $     .26          .20
---------------------------------------------------------------------


Average common shares outstanding                 19,406       19,040
---------------------------------------------------------------------





                               SEGMENT INFORMATION




Operating revenues:
   Burlington                                 $  371,409      348,095
---------------------------------------------------------------------


Operating profit:
   Burlington                                 $   10,756        8,686
   General corporate expense                      (1,780)      (1,555)
---------------------------------------------------------------------

Operating profit                              $    8,976        7,131
---------------------------------------------------------------------


See accompanying notes.







                            Pittston Burlington Group
                            CONDENSED BALANCE SHEETS




                                                                     March 31       December 31
(In thousands)                                                           1997              1996
-----------------------------------------------------------------------------------------------

(Unaudited)
Assets

Current assets:
Cash and cash equivalents                                            $ 20,191            17,818
Accounts receivable, net of estimated amounts uncollectible           258,397           242,654
Inventories and other current assets                                   24,114            22,557
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

Total current assets                                                  302,702           283,029

Property, plant and equipment, at cost, net of
accumulated depreciation, depletion and amortization                  112,778           113,283
Intangibles, net of amortization                                      175,483           177,797
Other assets                                                           40,312            41,565
-----------------------------------------------------------------------------------------------


Total assets                                                         $631,275           615,674
-----------------------------------------------------------------------------------------------


Liabilities and Shareholder's Equity

Current liabilities                                                  $272,747           258,877
Long-term debt, less current maturities                                28,227            28,723
Other liabilities                                                      23,659            23,085
-----------------------------------------------------------------------------------------------

Total liabilities                                                     324,633           310,685

Shareholder's equity                                                  306,642           304,989
-----------------------------------------------------------------------------------------------


Total liabilities and shareholder's equity                           $631,275           615,674
-----------------------------------------------------------------------------------------------


See accompanying notes.







                            Pittston Burlington Group
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                      Quarter Ended March 31
(In thousands)                                                       1997               1996
--------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                       $  5,088              3,761
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization                                       6,959              5,437
Provision for aircraft heavy maintenance                            8,186              7,718
Other, net                                                          1,632                516
Changes in operating assets and liabilities:
(Increase) decrease in receivables                                (16,443)             5,464
Increase in inventories and other current assets                   (1,863)            (1,562)
Increase (decrease) in current liabilities                         10,059             (9,118)
Other, net                                                            182                466
--------------------------------------------------------------------------------------------

Net cash provided by operating activities                          13,800             12,682
--------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                         (6,207)            (4,782)
Proceeds from disposal of property, plant and equipment               115              3,155
Aircraft heavy maintenance                                         (9,473)            (4,131)
Other, net                                                          2,106              1,903
--------------------------------------------------------------------------------------------

Net cash used by investing activities                             (13,459)            (3,855)
--------------------------------------------------------------------------------------------


Cash flows from financing activities:
Net reductions of debt                                               (603)            (3,150)
Payments from (to) Minerals Group                                   6,002            (13,177)
Share and other equity activity                                    (3,367)            (1,737)
--------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                    2,032            (18,064)
--------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents                2,373             (9,237)
Cash and cash equivalents at beginning of period                   17,818             25,847
--------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                       $ 20,191             16,610
--------------------------------------------------------------------------------------------


See accompanying notes.







                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)




(In thousands, except                                        Quarter Ended March 31
per share amounts)                                         1997                1996
-------------------------------------------------------------------------------------------------------------------


Net sales                                             $ 158,883             170,252
Operating revenues                                      622,793             560,655
-----------------------------------------------------------------------------------

Net sales and operating revenues                        781,676             730,907
-----------------------------------------------------------------------------------


Cost of sales                                           153,412             195,885
Operating expenses                                      518,819             473,066
Restructuring and other credits, including
litigation accrual                                           --             (37,758)
Selling, general and administrative expenses             75,643              72,296
-----------------------------------------------------------------------------------

Total costs and expenses                                747,874             703,489
-----------------------------------------------------------------------------------


Other operating income                                    3,576               2,815
-----------------------------------------------------------------------------------

Operating profit                                         37,378              30,233

Interest income                                           1,019                 525
Interest expense                                         (5,564)             (3,745)
Other expense, net                                       (2,389)             (2,397)
-----------------------------------------------------------------------------------

Income before income taxes                               30,444              24,616
Provision for income taxes                                9,103               5,996
-----------------------------------------------------------------------------------

Net income                                               21,341              18,620
Preferred stock dividends, net                             (901)             (1,065)
-----------------------------------------------------------------------------------

Net income attributed to common shares                $  20,440              17,555
-----------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares                $  15,306              11,839
-----------------------------------------------------------------------------------


Net income per common shares                          $     .40                 .31
-----------------------------------------------------------------------------------


Average common shares outstanding                        38,189              38,057
-----------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common shares                $   5,088               3,761
-----------------------------------------------------------------------------------


Net income per common shares                          $     .26                 .20
-----------------------------------------------------------------------------------


Average common shares outstanding                        19,406              19,040
-----------------------------------------------------------------------------------


Pittston Minerals Group:
Net income attributed to common shares                $      46               1,955
-----------------------------------------------------------------------------------


Net income per common shares                          $     .01                 .25
-----------------------------------------------------------------------------------


Average common shares outstanding                         8,002               7,822
-----------------------------------------------------------------------------------


See accompanying notes.






                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                March 31         December 31
(In thousands)                                                      1997                1996
-------------------------------------------------------------------------------------------------------------------

                                                              (Unaudited)
Assets

Current assets:
Cash and cash equivalents                                     $   50,827              41,217
Accounts receivable, net of estimated
amounts uncollectible                                            485,471             456,135
Inventories and other current assets                             138,196             121,338
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

Total current assets                                             674,494             618,690

Property, plant and equipment, at cost, net of
accumulated depreciation, depletion and amortization             575,497             540,851
Intangibles, net of amortization                                 309,388             317,062
Other assets                                                     339,701             336,276
--------------------------------------------------------------------------------------------


Total assets                                                  $1,899,080           1,812,879
--------------------------------------------------------------------------------------------


Liabilities and Shareholders' Equity

Current liabilities                                           $  568,903             568,967
Long-term debt, less current maturities                          234,711             158,837
Postretirement benefits other than claims                        227,586             226,697
Workers' compensation and other claims                           114,636             116,893
Other liabilities                                                135,276             134,778
--------------------------------------------------------------------------------------------

Total liabilities                                              1,281,112           1,206,172

Shareholders' equity                                             617,968             606,707
--------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                    $1,899,080           1,812,879
--------------------------------------------------------------------------------------------


See accompanying notes.






                      The Pittston Company and Subsidiaries
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                                              Quarter Ended March 31
(In thousands)                                                                              1997                1996
 -------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income                                                                             $  21,341              18,620
Adjustments to reconcile net income to net
cash provided by operating activities:
Noncash charges and other write-offs                                                          --              29,948
Depreciation, depletion and amortization                                                  30,139              27,051
Provision for aircraft heavy maintenance                                                   8,186               7,718
Provision for deferred income taxes                                                        2,328               4,470
Other, net                                                                                 5,309               1,700
Changes in operating assets and liabilities net of effects of acquisitions and dispositions:
Increase in receivables                                                                  (14,285)             (3,169)
Increase in inventories and other current assets                                         (17,107)            (11,210)
Decrease in current liabilities                                                           (4,083)            (19,309)
Other, net                                                                                (8,033)            (37,869)
 -------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                                 23,795              17,950
 -------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                               (40,032)            (31,877)
Proceeds from disposal of property, plant and equipment                                    3,940               4,709
Aircraft heavy maintenance                                                                (9,473)             (4,131)
Acquisitions and related contingent payments, net of
cash acquired                                                                            (54,094)               (746)
Other, net                                                                                13,901               3,565
 -------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                                    (85,758)            (28,480)
 -------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                                        100,885              11,981
Reductions of debt                                                                       (20,051)            (10,006)
Share and other equity activity                                                           (9,261)             (5,639)
 -------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities                                          71,573              (3,664)
 -------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents                                       9,610             (14,194)
Cash and cash equivalents at beginning of period                                          41,217              52,823
 -------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                             $  50,827              38,629
 -------------------------------------------------------------------------------------------------------------------


See accompanying notes.







                      The Pittston Company and Subsidiaries
                            Pittston Burlington Group
                         NOTES TO FINANCIAL INFORMATION


(1) The Company has three classes of common stock: Pittston Brink's Group Common Stock, Pittston Burlington Group Common Stock and Pittston Minerals Group Common Stock, which were designated to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

         The financial information for the Burlington Group includes the results of the Company's Burlington Air Express Inc. business. It is prepared using the amounts included in the Company's consolidated financial
         statements.   Accordingly,   the   Company's   consolidated   financial
         statements must be read in connection with the Burlington Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the
         "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries were a signatory.

         In March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in 1996 and was funded from cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan.

         As a result of the settlement of the Evergreen Case at an amount lower than previously accrued, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements.

(3) In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review assets for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121, resulted in a pretax charge to earnings in the first quarter of 1996 for the Company and the Minerals Group of $29.9 million ($19.5 million after-tax), of which $26.3 million was included in cost of sales and $3.6 million was included in selling, general and administrative expenses. SFAS No. 121 had no impact on the Brink's Group or the Burlington Group.

(4) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(5) Financial information for the Minerals Group, which includes the results of the Company's Coal and Mineral Ventures operations, and the Brink's Group, which includes the results of the Company's Brink's, Incorporated and Brink's Home Security, Inc. businesses, is available upon request.